UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 18, 2009

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective February 18, 2009, Christopher & Banks Corporation (the “Company”) revised its Code of Conduct (the “Revised Code of Conduct”).  The Company, as part of its corporate governance practices, periodically reviews the Code of Conduct.  As a result of that review, the Company’s Board of Directors approved revisions or additions to certain sections of the prior Code of Conduct.  A copy of the Revised Code of Conduct is attached as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference.  The Revised Code of Conduct is also available on the Company’s website at www.christopherandbanks.com by clicking on “Investor Relations” and then “Corp. Governance.”

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

14                    Code of Conduct of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt Interim Chief Financial Officer and Vice President, Finance

Date: February 24, 2009

EXHIBIT INDEX

Exhibit Number	Description

14	Code of Conduct of Christopher & Banks Corporation